MICRON ENVIRO SYSTEMS, INC.

(“Micron”)

1205-789 West Pender Street

Vancouver, BC

Canada V6C 1H2

Tel: (604) 646-6903

July 16, 2007

MENV—OTCBB  USA

A0J3PY—WKN # Frankfurt Stock Exchange

Micron Enviro Systems Inc. Acquires Interest in 2,530 acres of New Athabasca Oil Sands Land Contiguous to the City of Fort McMurray, Alberta, Canada

Micron Enviro Systems, Inc.’s (OTCBB: MENV) (Frankfurt Stock Exchange WKN#--:A0J3PY) ("Micron" or the “Company”) is extremely pleased to announce that it has acquired an interest in 2,530 acres of Alberta Oil Sands land.  This new acquisition is contiguous to an acquisition completed by Micron earlier this year. This block is within and contiguous to the city of Fort McMurray and now forms a block of land that totals 3,795 acres.  Fort McMurray is the primary city where most of the world’s largest Oil Sands facilities are located near, including Syncrude, Suncor and Petro-Canada.

Bernard McDougall, President of Micron stated, “We are continuing to build a substantial Alberta Oil Sands assets base.  Management feels that the key to developing an early stage oil sands company, such as Micron, is the acquisition of land.  The ultimate valuation of what Micron’s oil in ground will be is a factor of what the future drill programs will show for thickness of oil sands in ground extrapolated over the total acreage.  Therefore, the more land we can accumulate that is contiguous to existing land, theoretical the more value the Company will be able to show from the anticipated future drill programs.  Management wants our shareholders to know that the board will continue to attempt to acquire land in the future and that this land will ultimately be the key to the future growth of the Company.  Micron’s shares are now 48% below the recent highs despite that since that time the Company has added interest in 22,773 additional Alberta Oil Sands acres and has attained positive results from the initial drill program on the Leismer Oil Sands Prospect.  With oil prices approaching all time highs, and the geopolitical issues in the Middle East, Venezuela, Russia and Nigeria, management feels that the Oil Sands of Alberta will be one of the most sought after oil regions as the political and economic environment in Canada is ideal for business.  At this time only 2% of the oil recoverable from the Alberta Oil Sands has been recovered and with a significant portion of this production being sent through pipelines to the USA everyday, management feels extremely excited about the future of Micron as we accumulate and ultimately develop the significant Alberta Oil Sands acreage Micron has an interest in.”

Micron is an emerging oil and gas company that now has exposure to multiple leases consisting of interests in 50.5 gross sections (31,945 acres) in the Oil Sands of Alberta, Canada, which is one of the largest oil producing regions in the world. Micron holds 100% interest in 4 sections, 50% interest in 16 other sections, 5% interest in 26 sections, and has a 4.17 % net interest in the 4.5 additional Oil Sands sections.  Micron also has minor production from multiple conventional oil and gas wells throughout North America. Micron's goal is to become a junior oil and gas producer that focuses on the exploration, discovery and delivery of gas and oil to the North American marketplace. Management continues to look for additional projects that would contribute to building Micron's market capitalization, including additional Oil Sands projects. This is quite an enviable position for a company of Micron’s modest market capitalization, and therefore Micron offers tremendous leverage to one of the world’s largest oil resources.  Please visit our website for detailed maps of the locations of Micron’s prospects at www.micronenviro.com.

If you have any questions, please call Micron at (604) 646-6903. If you would like to be added to Micron's update email list, please send an email to info@micronenviro.com requesting to be added.

This news release contains forward-looking statements. Forward-looking statements are statements which relate to future events. In some cases, you can identify forward-looking statements by terminology such as ``may,'' ``should,'' ``expects,'' ``plans,'' ``anticipates,'' ``believes,'' ``estimates,'' ``predicts,'' ``potential'' or ``continue'' or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results. Readers are referred to the sections entitled ``Risk Factors'' in the Company's periodic filings with the United States Securities and Exchange Commission, which can be viewed at <http://www.SEC.gov>. For all details regarding working interests in all of MENV's oil and gas prospects or any previous news releases go to the SEC website. You should independently investigate and fully understand all risks before making investment decisions.

Contact Information:

Bernard McDougall

Micron Enviro Systems, Inc.

ir@micronenviro.com

TEL: (604) 646-6903

Fax:  (604) 689-1733

www.micronenviro.com